As filed with the Securities and Exchange Commission on September 12, 2017

Registration No. 333-204769

Registration No. 333-196680

Registration No. 333-178383

Registration No. 333-167378

Registration No. 333-159875

Registration No. 333-153405

Registration No. 333-128449

Registration No. 333-116644

Registration No. 333-68426

Registration No. 333-68432

Registration No. 333-68430

Registration No. 333-68428

Registration No. 333-38222

Registration No. 333-90673

Registration No. 333-87971

Registration No. 333-73383

Registration No. 333-64545

Registration No. 333-39991

Registration No. 333-39993

Registration No. 333-36713

Registration No. 333-36715

Registration No. 333-12903

Registration No. 33-81284

Registration No. 33-79496

Registration No. 33-68076

Registration No. 33-52228

Registration No. 33-43663

Registration No. 33-38305

Registration No. 33-30149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-204769)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-196680)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-178383)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-167378)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-159875)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-153405)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-128449)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-116644)

Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-68426)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-68432)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-68430)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-68428)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-38222)

Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-90673)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-87971)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-73383)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-64545)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-39991)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-39993)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-36713)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-36715)

Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-12903)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-81284)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-79496)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-68076)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-52228)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-43663)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-38305)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-30149)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Staples, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2896127
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)

500 Staples Drive

Framingham, MA 01702

(Address of principal executive offices)

Staples, Inc. 2012 Employee Stock Purchase Plan, as amended

Staples, Inc. 2014 Stock Incentive Plan

Staples, Inc. Amended and Restated 2004 Stock Incentive Plan, as amended

Staples, Inc. Amended and Restated 1998 Employee Stock Purchase Plan, as amended

Staples, Inc. Amended and Restated International Employee Stock Purchase Plan, as amended

Staples, Inc. Amended and Restated 1992 Equity Incentive Plan

Staples, Inc. Amended and Restated 1990 Director Stock Option Plan

Staples, Inc. 1998 Employee Stock Purchase Plan - II

Staples, Inc. 1997 United Kingdom Savings Related Share Option Scheme

Staples, Inc. 1997 United Kingdom Company Share Option Scheme

Staples, Inc. Supplemental Executive Retirement Plan

Staples, Inc. 1994 Employee Stock Purchase Plan

Staples, Inc. Amended and Restated Employees’ 401(k) Savings Plan

Staples, Inc. 1992 Stock Option Plan

Staples, Inc. 1991 Employee Stock Purchase Plan

Staples, Inc. 1987 Stock Option Plan

Staples, Inc. 1989 Employee Stock Purchase Plan

(Full title of the plan)

Michael T. Williams
Executive Vice President, Chief Legal Officer and Secretary
Staples, Inc.
500 Staples Drive

Framingham, Massachusetts 01702
(Name and address of agent for service)

(508) 253-5000

(Telephone number, including area code, of agent for services)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Staples, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“the SEC”):

•                  Registration Statement No. 333-204769, filed with the SEC on June 5, 2015, pertaining to the registration of 12,000,000 shares of the Company’s common stock, par value $0.0006 per share (the “Common Stock”), issuable pursuant to the Company’s 2012 Employee Stock Purchase Plan, as amended.

•                  Registration Statement No. 333-196680, filed with the SEC on June 11, 2014, pertaining to the registration of 15,000,000 shares of Common Stock issuable pursuant to the Company’s 2014 Stock Incentive Plan.

•                  Registration Statement No. 333-178383, filed with the SEC on December 8, 2011, pertaining to the registration of 15,000,000 shares of Common Stock issuable pursuant to the Company’s 2012 Employee Stock Purchase Plan.

•                  Registration Statement No. 333-167378, filed with the SEC on June 8, 2010, pertaining to the registration of 20,000,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan, as amended.

•                  Registration Statement No. 333-159875, filed with the SEC on June 10, 2009, pertaining to the registration of 7,000,000 shares of Common Stock issuable pursuant to the Amended and Restated 1998 Employee Stock Purchase Plan, as amended, and 1,500,000 shares of Common Stock issuable pursuant to the Amended and Restated International Employee Stock Purchase Plan, as amended.

•                  Registration Statement No. 333-153405, filed with the SEC on September 10, 2008, pertaining to the registration of 15,100,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan, as amended.

•                  Registration Statement No. 333-128449, filed with the SEC on September 20, 2005, pertaining to the registration of 27,830,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan.

•                  Registration Statement No. 333-116644, filed with the SEC on June 18, 2004, pertaining to the registration of 23,000,000 shares of Common Stock issuable pursuant to the 2004 Stock Incentive Plan, 2,100,000 shares of Common Stock issuable pursuant to the Amended and Restated 1998 Employee Stock Purchase Plan, and 600,000 shares of Common Stock issuable pursuant to the Amended and Restated International Employee Stock Purchase Plan.

•                  Registration Statement No. 333-68426, filed with the SEC on August 27, 2001, pertaining to the registration of 31,230,611 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Equity Incentive Plan.

•                  Registration Statement No. 333-68432, filed with the SEC on August 27, 2001, pertaining to the registration of 125,000 shares of Common Stock issuable pursuant to the Company’s International Employee Stock Purchase Plan.

•                  Registration Statement No. 333-68430, filed with the SEC on August 27, 2001, pertaining to the registration of 2,400,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1998 Employee Stock Purchase Plan.

•                  Registration Statement No. 333-68428, filed with the SEC on August 27, 2001, pertaining to the registration of 1,000,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1990 Director Stock Option Plan.

•                  Registration Statement No. 333-38222, filed with the SEC on May 31, 2000, pertaining to the registration of 40,000,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Equity Incentive Plan.

•                  Registration Statement No. 333-90673, filed with the SEC on November 10, 1999, pertaining to the registration of 125,000 shares of Common Stock issuable pursuant to the Company’s International Employee Stock Purchase Plan.

•                  Registration Statement No. 333-87971, filed with the SEC on September 28, 1999, pertaining to the registration of 25,000 shares of Common Stock issuable pursuant to the Company’s 1998 Employee Stock Purchase Plan - II.

•                  Registration Statement No. 333-73383, filed with the SEC on March 5, 1999, pertaining to the registration of 1,000,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1990 Director Stock Option Plan.

•                  Registration Statement No. 333-64545, filed with the SEC on September 29, 1998, pertaining to the registration of 4,000,000 shares of Common Stock issuable pursuant to the Company’s 1998 Employee Stock Purchase Plan.

•                  Registration Statement No. 333-39991, filed with the SEC on November 12, 1997, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the Company’s 1997 United Kingdom Savings Related Share Option Scheme.

•                  Registration Statement No. 333-39993, filed with the SEC on November 12, 1997, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the Company’s 1997 United Kingdom Company Share Option Scheme.

•                  Registration Statement No. 333-36713, filed with the SEC on September 30, 1997, pertaining to the registration of 100,000 shares of Common Stock issuable pursuant to the Company’s Supplemental Executive Retirement Plan.

•                  Registration Statement No. 333-36715, filed with the SEC on September 30, 1997, pertaining to the registration of 17,400,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Equity Incentive Plan.

•                  Registration Statement No. 333-12903, filed with the SEC on September 27, 1996, pertaining to the registration of 2,250,000 shares of Common Stock issuable pursuant to the Company’s 1994 Employee Stock Purchase Plan.

•                  Registration Statement No. 33-81284, filed with the SEC on July 7, 1994, pertaining to the registration of 2,500,000 shares of Common Stock issuable pursuant to the Company’s 1992 Equity Incentive Plan.

•                  Registration Statement No. 33-79496, filed with the SEC on May 27, 1994, pertaining to the registration of 300,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated Employees’ 401(k) Savings Plan.

•                  Registration Statement No. 33-68076, filed with the SEC on August 30, 1993, pertaining to the registration of 1,300,000 shares of Common Stock issuable pursuant to the Company’s 1992 Stock Option Plan.

•                  Registration Statement No. 33-52228, filed with the SEC on September 18, 1992, pertaining to the registration of 60,000 shares of Common Stock issuable pursuant to the Company’s 1990 Director Stock Option Plan.

•                  Registration Statement No. 33-43663, filed with the SEC on October 30, 1991, pertaining to the registration of 300,000 shares of Common Stock issuable pursuant to the Company’s 1991 Employee Stock Purchase Plan.

•                  Registration Statement No. 33-38305, filed with the SEC on December 19, 1990, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the Company’s 1987 Stock Option Plan.

•                  Registration Statement No. 33-30149, filed with the SEC on July 27, 1989, pertaining to the registration of 641,666 shares of Common Stock issuable pursuant to the Company’s 1987 Stock Option Plan, and 100,000 shares of Common Stock issuable pursuant to the Company’s 1989 Employee Stock Purchase Plan.

The Company is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Company pursuant to the above referenced Registration Statements.

On September 12, 2017, pursuant to the terms of an Agreement and Plan of Merger, dated as of June 28, 2017 (the “Merger Agreement”), by and among the Company, Arch Parent Inc. (“Parent”) and Arch Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, at which time the Company’s equity securities ceased to be publicly traded.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered under the Registration Statements that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Framingham, Commonwealth of Massachusetts, on September 12, 2017.

STAPLES, INC.

By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President,
Chief Legal Officer and Secretary